Exhibit 10.54

CONFIDENTIAL
July 21, 2011

Mr. Kevin R. Haugh
Vice President - Concrete Products
CXT, Inc.
2420 N. Pioneer Lane
Spokane, WA  99216

Dear Kevin:

This will confirm that L.B. Foster Company, including its subsidiary CXT, Inc., (collectively “Foster”) will not terminate your employment prior to December 31, 2013, other than for “cause”.   As used herein “cause” shall mean (a) willful or gross neglect of duties; (b) willful misconduct in the performance of such duties, so as to cause material harm to Foster or any of its subsidiaries; (c) you committing fraud, misappropriation or embezzlement in the performance of your duties; or (d) your committing any felony of which you are convicted and which, as determined in good faith by Foster’s Board of Directors, constitutes a crime involving moral turpitude.

If you are in agreement, please sign and return the enclosed copy of this letter to me before July 27, 2011.

Very truly yours,

L. B. Foster Company

/s/ Stan L. Hasselbusch

By:  Stan L. Hasselbusch

Agreed to this 24th day
of July, 2011.

/s/ Kevin R. Haugh
Kevin R. Haugh